UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2014

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 17, 2014, Brunswick Corporation (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with AMF Bowling Centers, Inc., a Virginia corporation (“Buyer”).

Pursuant to the Purchase Agreement, the Company will sell to Buyer (the “Sale”) substantially all of the Company’s retail bowling centers, including all of the outstanding membership interests in its subsidiary, Leiserv, LLC, a Delaware limited liability company (the “Business”). The purchase price to acquire the Business is $270 million, subject to certain customary post-closing adjustments and other adjustments if Buyer does not take certain properties because certain consents or regulatory approvals are not obtained, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. Brunswick anticipates completing the Sale in approximately ninety days, subject to the satisfaction or waiver of certain closing conditions, including the receipt of financing by Buyer. In the event that the purchase agreement terminates because of Buyer’s failure to obtain financing or election not to seek alternative financing, Buyer is required to pay the Company a reverse termination fee of $15,000,000. The closing is also conditioned upon (i) Company having obtained certain license approvals and contract consents, (ii) Buyer having elected to close over Company’s failure to obtain such approvals and consents or (iii) the properties relating to such un-obtained consents and approvals being retained by the Company. In the event that any properties are retained by the Company, the purchase price will be reduced by an agreed upon amount.

The Purchase Agreement contains customary representations, warranties and covenants. The Company and Buyer also have various indemnification obligations.

The Purchase Agreement may be terminated: (a) by the mutual consent of the Company and Buyer; (b) by either the Company or Buyer, (i) if the other party breaches the Agreement, resulting in the failure of a condition to Closing (subject to a 30 day cure period), (ii) if the closing of the Sale has not occurred prior to 11:59 p.m. New York time on October 15, 2014 or (iii) in the event of the issuance of a final, nonappealable order of a governmental body permanently restraining, enjoining or otherwise prohibiting the Sale; (c) by the Company if Buyer fails to obtain financing in the given time period and Buyer does not consummate the Sale or (d) by either party if Buyer notifies the Company of its election not to attempt to obtain alternative financing.

The Company has agreed to employee non-solicitation and non-disparagement covenants (subject to certain agreed upon exceptions) for a period of five years after the closing date. In connection with the Sale, the Company has agreed to license to Buyer on a royalty-free basis the Brunswick name for use in the retail bowling centers, subject to certain restrictions, for a period of five years (or in the event of certain retail bowling centers, for a longer period).

Item 7.01.                      Regulation FD Disclosure.

The news release issued by Brunswick announcing the sale of its Retail Bowling Business to Buyer is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

In the news release, Brunswick uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Brunswick has used certain of the financial measures that are included in the news release for several years, both in presenting its results to shareholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are non-GAAP financial measures) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance. Brunswick’s management believes that the non-GAAP financial measure "free cash flow" is useful to investors because it is an indication of cash flow that may be available to fund investments in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash provided by or used for acquisitions, investments, reductions in restricted cash or purchases or sales of marketable securities). The measure "earnings per common share from continuing operations, as adjusted" is also believed to be useful to investors because it represents a measure of Brunswick’s earnings, without the impact of restructuring, exit and impairment charges, loss on early extinguishment of debt, special tax items and the results of discontinued operations.  Brunswick defines earnings per common share from continuing operations, as adjusted, as earnings per common share from continuing operations, excluding the earnings per share impact of restructuring, exit and impairment charges, as well as the loss on early extinguishment of debt, special tax items and the results of discontinued operations.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as "may", "expects", "anticipates", "estimates" and other similar words or phrases. Actual events or results may differ materially from those described herein. These uncertainties include, but are not limited to, future economic conditions and other risks described in filings with the SEC such as Brunswick’s most recent Forms 10-K and 10-Q.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated July 17, 2014, of Brunswick Corporation, announcing the sale of its Retail Bowling Business to Bowlmor AMF.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: July 17, 2014	By:	/s/ ALAN L. LOWE
Alan L. Lowe
Vice President - Finance and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated July 17, 2014, of Brunswick Corporation, announcing the sale of its Retail Bowling Business to Bowlmor AMF.